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                                                                      Exhibit 11


                       CAPSTONE PHARMACY SERVICES, INC.

                       CALCULATION OF EARNINGS PER SHARE

         FOR THE THREE AND NINE MONTH PERIOD ENDING SEPTEMBER 30, 1997

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
                                                     Primary  Fully Diluted
                                                     -------  -------------
Nine months ended September 30, 1997:

     Stock Price Assumed                              $ 11.33    $ 12.06
                                                      =======    =======
     Dilutive effect of Conversion of warrants
       and stock options outstanding                    2,618      2,821

     Effect of shares exercised or
       granted during the period                          139        185

     Weighed average shares outstanding                33,711     33,711

     Shares held in escrow                                108        338

Weighed average number of common and
                                                      -------    -------
  common equivalent shares outstanding                 36,576     37,055
                                                      =======    =======
Three months ended September 30, 1997:

     Stock Price Assumed                              $ 11.40    $ 12.06
                                                      =======    =======
     Dilutive effect of Conversion of warrants
       and stock options outstanding                    2,637      2,821

     Effect of shares exercised or
       granted during the period                          139        185

     Weighed average shares outstanding                33,961     33,961

     Shares held in escrow                                108        338

Weighed average number of common and
                                                      -------    -------
  common equivalent shares outstanding                 36,845     37,305
                                                      =======    =======
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